Exhibit 5.2

225 Franklin Street, 26th Floor

Boston, Massachusetts 02110

FORM OF OPINION

[Month, day], 2019

GTY Technology Holdings, Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Re: GTY Technology Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to GTY Technology Holdings Inc., a Massachusetts company (the “Company”), in connection with the Company’s Registration Statement on Form S-3, filed with the United States Securities and Exchange Commission (the “Commission”) on February [X], 2019, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rules 415 and 416 under the Securities Act of (A) up to 20,275,980 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), including (i) 5,500,000 shares of Common Stock that may be offered by the Company from time to time (the “Primary Shares”), (ii) 6,082,646 shares of Common Stock that may be offered by the Selling Securityholders (the “Secondary Shares”) and (iii) 8,693,334 issuable upon the exercise of the Company’s Private Placement Warrants (the “Warrant Shares”) and (B) up to 8,693,334 Private Placement Warrants. The registration of the Common Stock and the Private Placement Warrants is in connection with, among other things, certain transactions described in the Company’s registration statement on Form S-4 filed January 11, 2019 relating to, among other things, the issuance of shares of Common Stock and warrants to acquire shares of Common Stock in connection with a business combination effected under certain transaction agreements (“Transaction Agreements”) and subscription for Common Stock under certain subscription agreements (“Subscription Agreements”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Amended Articles of Organization of the Company adopted February 15, 2019 (“Articles of Organization”), (iii) the Bylaws of the Company adopted February 15, 2019 (“Bylaws”), (iv) the Company’s registration statement on Form S-4 filed with the SEC on January 11, 2019, (v) the Warrant Agreement, dated October 26, 2016, by and between GTY Technology Holdings Inc. (Cayman) and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); (vi) board resolutions of the Company adopted on February 15, 2019 approving the issuance of Common Stock pursuant to the Transaction Agreements and under the Subscription Agreements, (vii) board resolutions of the Company adopted on February 15, 2019 approving the filing of one or more registration statements on Form S-3 relating to the registration, offering and sale of shares of Common Stock and warrants and (viii) board resolutions of the Company adopted [Month, day], 2019 approving the registration, offering and sale of 5,500,000 shares of Common Stock in a primary offering.

TCF Law Group, PLLC

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photo copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed without independent investigation that:

(i)	at the time any shares of Common Stock or Private Placement Warrants are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)	at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the shares of Common Stock and Private Placement Warrants offered thereby and all related documentation and will comply with all applicable laws;

(iii)	at the Relevant Time, all corporate and other action taken by the Company to duly authorize each proposed issuance of shares of Common Stock, Private Place Warrants, and Warrant Shares remain in full force and effect;

(iv)	all shares of Common Stock and all Private Placement Warrants will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(v)	upon issuance of any Common Stock or Private Placement Warrants, the sum of the number of shares of Common Stock issued and outstanding plus the number of shares issuable upon the exercise of such Private Placement Warrants will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Organization and other relevant documents; and

TCF Law Group, PLLC

(vi)	at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Common Stock and Private Placement Warrants offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing, it is our opinion that:

1.	The issuance of the Primary Shares, Secondary Shares and Warrant Shares has been duly authorized; and

2.	When the Primary Shares, Secondary Shares, or Warrant Shares have been duly executed (in the case of certificated shares) and delivered and paid for as contemplated in the Registration Statement such Primary Shares, Secondary Shares, or Warrant Shares, as applicable, will be validly issued, fully paid and non-assessable;

The opinions expressed herein are based upon and limited to the laws of the Commonwealth of Massachusetts (including the statutory provisions, the applicable provisions of the Massachusetts Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

TCF Law Group, PLLC

By:
A Member

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